Warrant Agreement No. __________

NEITHER THIS WARRANT NOR THE COMMON STOCK WHICH MAY BE ACQUIRED UPON EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

January 23, 2011 (the “Effective Date”)

BIOHEART, INC.

(Incorporated under the laws of the State of Florida)

Common Stock Purchase Warrants

FOR VALUE RECEIVED, BIOHEART, INC., a Florida corporation (the “Company”), hereby certifies that _____________________(the “Initial Holder”), or his/her/its assigns (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company, up to ____________________________(          ) (subject to adjustment in accordance with Section 5 below) fully paid and non-assessable shares of the Common Stock (defined below) at a price of $0.19 per share, subject to adjustment in accordance with Section 5 below (the “Exercise Price”).  This Warrant is being issued pursuant to that certain Subscription Agreement, dated as of January 23, 2011, by and between the Company and the Initial Holder (the “Subscription Agreement”).

The term “Common Stock” means the Common Stock, par value $.001 per share, of the Company as constituted on the Effective Date (the “Base Date”). The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as “Warrant Stock.” The term “Other Securities” means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock.  The term “ Company” means and includes the corporation named above as well as (i) any immediate or more remote successor entity resulting from the merger or consolidation of such entity (or any immediate or more remote successor corporation of such entity) with another entity, or (ii) any entity to which such entity (or any immediate or more remote successor corporation of such corporation) has transferred all or substantially all of its property or assets.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by the Holder.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

1.

Exercise of Warrant.

(a)

In accordance with Section 2.2. of the Subscription Agreement and the procedures set forth in Section 1(b) below, the applicable percentage of this Warrant will become exercisable with respect to the Warrant Stock as per the following schedule:

(1)

10% shall become exercisable on the date that is six months and one day following the date of the payment by Holder to Company of the first Installment Payment (as defined in the Subscription Agreement) in accordance with Section 2.2(a) of the Subscription Agreement; and

(2)

40% shall become exercisable on the date that is six months and one day following the date of the payment by Holder to Company of the second Installment Payment (as defined in the Subscription Agreement) in accordance with Section 2.2(b) of the Subscription Agreement; and

(3)

the remaining 50% shall become exercisable on the date that is six months and one day following the date of the payment by Holder to Company of the final Installment Payment (as defined in the Subscription Agreement) in accordance with Section 2.2(c) of the Subscription Agreement.

Subject to the foregoing exercise schedule, the Holder may exercise this Warrant, at any time, or from time to time, until the third year anniversary of the Effective Date (the “Expiration Date”).

(b)

During the period that this Warrant is exercisable in accordance with Sections 1(a), the Holder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, together with the Warrant Exercise Form, attached hereto as Exhibit A, duly executed, accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his, her or its duly authorized attorney.  If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with a duly executed Warrant Exercise Form and the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall, subject to compliance with any applicable securities laws, be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder.

2.

Reservation of Shares.  The Company covenants that during the term this Warrant is exercisable, the Company will have available for issuance a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

3.

Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall issue one additional share of its Common Stock or Other Securities (as applicable) in lieu of each fraction of a share otherwise called for upon exercise of this Warrant.

4.

Transfer of Warrant.

(a)

Subject to compliance with any applicable federal and state securities laws and the conditions set forth in Sections 4(b) below, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder at any time after the First Exercise Date.  No transfer of this Warrant shall be permitted on or before the First Exercise Date.  Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, together with the Assignment Form, attached hereto as Exhibit B duly executed, the Transferor Representation Letter (as defined below) duly executed, the Transferee Representation Letter (as defined below) duly executed and funds sufficient to pay any transfer tax, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in the Assignment Form and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned.  Thereafter, this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.  Notwithstanding the foregoing, the Company shall not be required to issue a Warrant covering less than 1,000 shares of Common Stock.

(b)

Notwithstanding anything to the contrary set forth herein, no transfer of all or any portion of this Warrant shall be made except for transfers to the Company, unless the Holder and the proposed transferee each truthfully certify and provide to the Company a written representation letter (the “ Transferor Representation Letter” and the “Transferee Representation Letter”, respectively) that such transfer is to a person that is an “accredited investor” within the meaning of Regulation D under the Securities Act.

5.

Anti-Dilution Provisions.

5.1

Adjustment for Dividends in Other Securities, Property, Etc.  In case at any time or from time to time after the Base Date the shareholders of the Company shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock or Other Securities (as applicable) as constituted on the Base Date subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 5.1 and Sections 5.2 and 5.3 below.

5.2

Adjustment for Recapitalization. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant), or if the Company shall declare a stock dividend or distribute shares of Common Stock (or Other Securities) to its shareholders, the number of shares of Common Stock (or Other Securities, as the case may be) subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Exercise Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock, the number of shares of Common Stock or Other Securities subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Exercise Price shall be proportionately increased. Any such adjustments pursuant to this Section 5.2 shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

5.3

Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other entity, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Company (or any such other entity) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

5.4

No Impairment. The Company will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of capital stock upon the exercise of this Warrant.

5.5

Certificate as to Adjustments. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable on the exercise of this Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

5.6

Notices of Record Date, Etc.

In case:

(a)

the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

(b)

of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(c)

of any voluntary or involuntary dissolution, liquidation or winding up of the Company,

then, and in each such case, the Company shall mail or cause to be mailed to the Holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, which is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant.

6.

Legend.  Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of the Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, CONVEYED, PLEDGED, GIFTED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION FROM THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE INVESTOR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

7.

No Voting Rights as a Shareholder.  This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

8.

Notices.  All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of services via facsimile or telecopy to the party to whom notice is to be given (if receipt is orally confirmed by phone and a confirming copy delivered thereafter in accordance with this Section), or on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, or via a nationally recognized overnight courier providing a receipt for delivery and properly addressed to the applicable address as set forth in Section 7.8 of the Subscription Agreement.

9.

Applicable Law. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the choice of law rules thereof.

10.

Modification of the Terms.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.

11.

Venue.  The parties irrevocably submit to the exclusive jurisdiction of the courts of State of Florida located in Miami-Dade County and federal courts of the United States for the Southern District of Florida in respect of the interpretation and of the provisions of this Agreement and in respect of the transactions contemplated hereby.

12

Waiver of Jury Trial.  THE COMPANY AND THE HOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE HOLDER AND THE COMPANY.

13.

Payment of Certain Taxes and Charges.   The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of this Warrant or to register any transfer of this Warrant until any applicable transfer tax and any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise or transfer shall have been paid, such tax being payable by Holder at the time of surrender for the exercise or transfer.

14.

Register.  The Company or its stock transfer agent, if any, will maintain a register containing the name and address of the Holder of this Warrant and of the holders of other warrants of like tenor issued simultaneously hereunder.  Any Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.  The Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Warrant on the part of any other person.

15.

Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, it is agreed that they shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which they may be entitled at law or equity.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

BIOHEART, INC.

By:  /s/Mike Tomas

Name: Mike Tomas

Title: Chief Executive Officer & President

EXHIBIT A

WARRANT EXERCISE FORM

To:

Bioheart, Inc.

ELECTION TO EXERCISE

The undersigned hereby exercises its rights to purchase ______________ shares of the Warrant Stock covered by the within Warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________

_______________________________________________________________________________________________________________

(Print Name, Address and Social Security

or Tax Identification Number)

and, if such number of shares shall not be all the Warrant Stock covered by the within Warrant, that a new Warrant for the balance of the Warrant Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_________________________

Name ____________________________________________________________

(Print)

Address: _________________________________________________________________________________________________

___________________________________

(Signature)

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________________________________________________________________

hereby sells, assigns and transfers unto

Name ____________________________________________________________________________________________________

(Please typewrite or print in block letters)

the right to purchase up to ____________ shares of Common Stock of BIOHEART, INC., a Florida corporation, pursuant to Section 4 of this Warrant, to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

DATED: ________,_____